Exhibit 10.1

IBM EXCESS 401(k) PLUS PLAN

(As Amended and Restated effective as of January 1, 2010)

AMENDMENT No. 1

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM Excess 401(k) Plus Plan (the “Plan”), an unfunded deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

In accordance with Section 10.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM amended and restated the Plan effective as of January 1, 2010.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective for Deferral Periods that begin on or after January 1, 2013, except as otherwise specified herein.

Amendment:

1.                                      Section 1.01 (“Name of Plan and Effective Date”) is amended by adding the following at the end of the existing text:

The Plan was amended on December 6, 2012 to change the eligibility requirements for, and the manner of calculating, Company Contributions under the Plan. Articles II, III, IV, and V, as so amended, apply to Company Contributions for Deferral Periods that begin on or after January 1, 2013.

2.                                      Article II (“Definitions”) is amended by adding the following definition immediately following the definition of “Company”:

“Company Contribution-Eligible Individual” generally means, with respect to a Plan Year, any individual who satisfies (a) or (b) below:

(a) On December 15 of the Plan Year, the individual is employed by the Company or a Domestic Subsidiary, is on a U.S. payroll, and is not a Supplemental Employee; for this purpose, an individual (other than a Supplemental Employee) shall be treated as “employed” if the individual is on a leave of absence that is classified in the employer’s payroll records as a bridge leave, a pre-retirement planning leave, a paid or unpaid leave of absence, or a military leave.

(b) The individual terminates employment with the Company and its Domestic Subsidiaries during the Plan Year due to Retirement.

An individual shall not be a Company Contribution-Eligible Individual for a Plan Year if the individual terminates employment with the Company and its Domestic Subsidiaries prior to December 15 of the Plan Year for any reason other than Retirement, including death, or if the individual is receiving LTD benefits on December 15 of the Plan Year and did not satisfy the age and/or service requirements for Retirement on the date the LTD benefits commenced. Notwithstanding the general rule set forth in (a) and (b) above, an individual shall not be a Company Contribution-Eligible Individual for a Plan Year if the individual terminates employment with the Company and its Domestic Subsidiaries during the Plan Year for a reason other than Retirement and is rehired later in the Plan Year.

Notwithstanding any other provision in this definition, IBM’s chief human resources officer may, in such officer’s sole discretion, determine that an individual shall be treated as a Company Contribution Eligible Individual for a Plan Year even if the individual does not otherwise satisfy the requirements set forth above.

3.                                      Article II (“Definitions”) is amended by adding the following definition immediately following the definition of “Rehire Pay”:

“Retirement” means termination of employment (a) with at least 30 years of service, (b) after reaching age 55 with at least 15 years of service, (c) after reaching age 62 with at least 5 years of service, (d) after reaching age 65 with at least 1 year of service, or (e) while participating in the Transition to Retirement program. For purposes of this definition, “year of service” means a year of Eligibility Service as defined in the IBM Personal Pension Plan.

4.                                      Section 3.01 (“Eligibility for Elective Deferrals”) is amended by modifying subsection (b) to read, in its entirety, as follows:

(b) the Plan Administrator, in its sole discretion, estimates as of the September 1 immediately preceding the first day of the Deferral Period (or such other date prescribed by the Plan Administrator) that the Employee’s pay for the calendar year immediately preceding the first day of the Deferral Period will exceed the Pay Limit as then in effect, or determines that the Employee is eligible to participate pursuant to the Transition to Retirement program; and

5.                                      Section 3.01 (“Eligibility for Elective Deferrals”) is amended by adding the following at the end of the existing text:

Notwithstanding any other provision in this Section 3.01, IBM’s chief human resources officer may, in such officer’s sole discretion, determine that an Employee shall be eligible to make Elective Deferrals for a Deferral Period even if the Employee does not otherwise satisfy the requirements set forth above. Any such determination shall be made between September 1 and November 15 immediately preceding the Deferral Period.

6.                                      Section 3.02 (“Eligibility for Matching and Match Maximizer Contributions”) is amended to read, in its entirety, as follows:

3.02.       Eligibility for Matching Contributions.  An Employee shall be eligible for Matching Contributions for a Plan Year that ends after the Employee has reached his or her Program Eligibility Date, provided that the Employee is eligible for, and makes, Elective Deferrals during the Plan Year, and effective for Matching Contributions payable with respect to Deferral Periods that begin on or after January 1, 2013, is a Company Contribution-Eligible Individual for the Plan Year. However, an Employee’s Matching Contributions for a Plan Year shall be calculated without regard to any Elective Deferrals or Excess 401(k) Eligible Pay for any payroll period:

(a) beginning after the Employee has a 409A Separation from Service and ending before the next Deferral Period for which the Employee is eligible for, and makes, Elective Deferrals;

(b) beginning after the Employee receives a hardship withdrawal under the 401(k) Plan and within the same Plan Year as such hardship withdrawal occurs; and, solely with respect to Performance Pay, within the first quarter of the Plan Year immediately following the Plan Year in which the hardship withdrawal occurs;

(c) beginning after the Employee becomes a Supplemental Employee and ending before the next Deferral Period for which the Employee is eligible for, and makes, Elective Deferrals; or

(d) beginning after the Employee begins to receive LTD Benefits (whether or not he or she makes Elective Deferrals) and ending before the next Deferral Period for which the Employee is eligible for, and makes, Elective Deferrals.

7.                                      Section 3.03 (“Eligibility for Automatic Contributions and Transition Credits”) is amended to read, in its entirety, as follows:

3.03.       Eligibility for Automatic Contributions.

(a) General Rule.  Except as provided in subsection (b) (regarding Employees hired before September 1, 2007), and subsection (c) (regarding the period following a 409A Separation from Service), an Employee shall be eligible for Automatic Contributions for a Plan Year only if:

(1)                                 the Employee is eligible during that Plan Year for “automatic contributions” under the 401(k) Plan;

(2)                                 the Employee is eligible to make Elective Deferrals during the Plan Year (regardless of whether the Employee has elected to make Elective Deferrals for the Plan Year); and

(3)                                 effective for Automatic Contributions payable with respect to Deferral Periods that begin on or after January 1, 2013, the Employee is a Company Contribution-Eligible Individual for the Plan Year.

Notwithstanding any Plan provision to the contrary, if the individual is eligible to make Elective Deferrals during the Plan Year only with respect to Performance Pay during the Performance Pay Deferral Period that ends in the Plan Year, the individual is eligible for Automatic Contributions, if at all, only with respect to the portion of the Performance Pay actually deferred under this Plan (except as provided in subsection (b), below).  For example, if an individual is eligible to make Elective Deferrals for Deferral Periods that begin in 2013 but is not eligible to make Elective Deferrals for Deferral Periods that begin in 2014, the individual is not eligible for Automatic Contributions in 2014 except with respect to any Elective Deferrals of Performance Pay for the Performance Pay Deferral Period ending March 31, 2014 (and except as provided in subsection (b), below).

(b) Employees Hired Before September 1, 2007.   Notwithstanding subsection (a), above, an Employee who is continuously employed by the Company since August 31, 2007, shall be eligible for Automatic Contributions for a Plan Year if the Employee is eligible during that Plan Year for “automatic contributions” under the 401(k) Plan as described in subsection (a)(1), above, and, effective for Automatic Contributions payable with respect to Deferral Periods that begin on or after January 1, 2013, is a Company Contribution-Eligible Individual for the Plan Year as described in subsection (a)(3), above, even if the Employee is not eligible to make Elective Deferrals during the Plan Year.

(c) Eligibility after 409A Separation from Service.  An Employee’s Automatic Contributions for a Plan Year shall be calculated without regard to any Elective Deferrals or Excess 401(k) Eligible Pay for any payroll period that begins after the Employee has a 409A Separation from Service and ends before the next Deferral Period for which the Employee is eligible for, and makes, Elective Deferrals.

8.                                      Section 4.02 (“Matching Contributions”) is amended to read, in its entirety, as follows:

4.02.       Matching Contributions. For each Plan Year, a Matching Contribution shall be credited to the Post-2004 Company Account for each Eligible Employee who satisfies the eligibility requirements described in Section 3.02 for such Plan Year. An Eligible Employee’s Matching Contribution is the sum of the following:

(a) the lesser of (A) the company matching contribution percentage applicable to the Eligible Employee under the 401(k) Plan or (B) the Elective Deferral percentage elected by the Eligible Employee (without regard to any Combined Base Pay Election) for the Plan Year, multiplied by the Eligible Employee’s Elective Deferrals for the Plan Year, for each payroll period that ends after the Employee’s Program Eligibility Date; and

(b) the lesser of (A) the company matching contribution percentage applicable to the Eligible Employee under the 401(k) Plan or (B) the Elective Deferral percentage elected by the Eligible Employee (without regard to any Combined Base Pay Election) for the Plan Year, multiplied by the Eligible Employee’s Excess 401(k) Eligible Pay for the Plan Year;

provided that the sum of (a) and (b) shall not exceed the Elective Deferrals credited to the Eligible Employee for such Plan Year, for payroll periods that end after the Employee’s Program Eligibility Date.

9.                                      Section 5.01 (“Automatic Contributions”) is amended to read, in its entirety, as follows:

5.01                        Automatic Contributions.  For each Plan Year, an Automatic Contribution shall be credited to the Post-2004 Company Account for each Employee who is eligible for Automatic Contributions for the Plan Year under Section 3.03 in an amount equal to the sum of:

(a)                                 the Employee’s “automatic contribution percentage” under the 401(k) Plan multiplied by the Employee’s Elective Deferrals, if any, for each payroll period that ends after the Employee’s Program Eligibility Date; plus

(b)                                 the Employee’s “automatic contribution percentage” under the 401(k) Plan multiplied by the Employee’s Excess 401(k) Eligible Pay, if any, for the Plan Year.

Notwithstanding the foregoing, for purposes of calculating the Automatic Contributions payable to Employees in the Transition to Retirement program, the Employee’s Elective Deferrals and Excess 401(k) Eligible Pay shall be calculated based on the Employee’s actual Performance Pay, and the Base Pay the Employee would have received if the Employee had received a full-time rate of Base Pay for all portions of the Plan Year in which the Employee received a reduced rate of Base Pay.

10.                               Section 5.02 (“Transition Credits”) is deleted in its entirety. Sections 5.03 and 5.04 are re-numbered as Sections 5.02 and 5.03, respectively, and all cross-references thereto are modified accordingly.

11.                               Section 7.03 (“Applicable Company Contributions”) is amended by modifying the first sentence to read, in its entirety, as follows:

For purposes of this ARTICLE VII, “Applicable Company Contributions” means Company Contributions (adjusted for deemed earnings, gains, or losses) credited to the Participant’s Account during the period (i) beginning 12 months before the date of the first occurrence of the Detrimental Activity, and (ii) ending on the last day of the Plan Year in which the Participant terminates employment with the Company.

12.                               Article XII (“Claims Procedure”) is amended by adding the following paragraph at the end of the existing text:

Any limitations periods for filing claims in court that apply under the 401(k) Plan shall also apply under this Plan. This incorporation by reference is not intended to broaden the scope of the claims that are available under this Plan. For example, certain claims that may be pursued under the 401(k) Plan in certain circumstances (such as claims for breach of fiduciary duty) may not be pursued under this Plan.